                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/     FILED BY A PARTY OTHER THAN THE REGISTRANT /  /

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Check the appropriate box:
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     14a-6(e)(2))

                          VERMONT PURE HOLDINGS, LTD.
                (Name of Registrant as Specified In Its Charter)

                                 NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

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/X/ No fee required.
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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

                           VERMONT PURE HOLDINGS, LTD.

                                  March 9, 2004

Dear Stockholder,

      As you may have read in the press, on March 2, 2004 we completed the sale of our retail PET business to Micropack Bottled Water, a company based in Natick, Massachusetts. The purpose of this letter is to provide you with some information about that transaction, and to tell you why we proceeded with it. We also refer you to our recent press release and to our forthcoming report with the Securities and Exchange Commission that will describe this matter.

      Specifically, we sold the assets of Vermont Pure Springs, Inc. that we used in the processing, bottling, marketing, production, distribution and sale of spring water to retail channels of distribution in PET packages of 1 gallon or smaller. This included our retail consumer business under our own brands, as well as the private label business that we packed for others. The sale includes the springs, the manufacturing facility, the inventory, and the related machinery and equipment located in Randolph Center, Vermont.

      We will retain the Vermont Pure(R) trademark and continue to distribute water under that brand throughout our Home & Office distribution area, while licensing it to Micropack for use in the bottling and distribution of retail products. Micropack has acquired our Hidden Spring(R) trademark and will license it back to us for Home & Office distribution. We will relocate our five gallon Home & Office bottling operations from Randolph to another location in Vermont, and source our spring water under an existing water supply agreement. We will relocate our corporate headquarters to our Williston, Vermont facility. The sale of our retail PET business should make our financial results somewhat less subject to seasonal effects, although we expect that some seasonality will remain.

      The purchase price consisted of cash in the amount of $10,095,000, plus a two-year 5% subordinated note in the principal amount of $500,000 from Micropack, with no principal payments until maturity. These proceeds, net of transaction costs, will be used to pay debt. In my view, this sale, and the subsequent use of proceeds, strengthens our balance sheet by reducing our debt, while it focuses our operations by dedicating management to the growth of the Home & Office segment of our business.

      Although we are proud of the business and brands we built in the retail consumer market, the goal of this transaction was to enable us to concentrate on our higher margin, and more profitable, Home & Office business, which distributes the Crystal Rock(R) brand of water, as well as our Vermont Pure(R) water, coffee and other products. It is the culmination of a strategy that we began pursuing in 1996, when we originally diversified into the Home & Office segment. Over time, the retail PET business has become unprofitable to us as margins have been squeezed by intense competition in this segment of the market. The next section of this letter shows this in more detail.

      It may be helpful to look at some information about our three business segments. In our financial statements for the three years ended October 31, 2003, which we filed with our most recent Annual Report on Form 10-K, we disclosed in Note 5 certain financial information about the three segments. The segments we just sold to Micropack are Retail and Retail - Gallons. The segment we are retaining is Home & Office. You can read Note 5 in context, in its entirety, in the enclosed copy of our Annual Report. As a convenience to you, I have included copies of the tables in Note 5 at the end of this letter.

      In fiscal 2003, sales in the Home & Office segment were $49,854,000, operating income was $7,038,000, and income before taxes was $2,926,000. In contrast, fiscal 2003 sales in the Retail segment were $22,382,000, operating
(loss) was ($592,000), and (loss) before taxes was ($889,000). In the Retail - Gallons segment, fiscal 2003 sales were $3,959,000, operating income was $212,000, and income before taxes was $166,000. While positive, the contribution of the Retail - Gallons segment to these line items and to our bottom line was small.

      What does this mean? It means that although 35% of our sales were in our two retail segments, in fiscal 2003 these segments taken together had an operating (loss) and a (loss) before taxes. In other words, on a company-wide basis, our positive operating income and positive income before taxes in 2003 were principally derived from the Home & Office segment of our business. That is the segment on which we can now focus all our energy.

      As you review these figures, I want to caution you not to rely excessively on our segment disclosure, for two reasons. First, segment information for Retail and Retail - Gallons includes a portion of our corporate overhead and interest expense that we allocated to these two segments. Note 5 shows the interest amounts, but not the separate overhead amounts. But clearly, without these expenses, the performance of the two segments would have been somewhat better. At the same time, with the proceeds from this sale, we will pay down a significant amount of our corporate debt, which, other things being equal, should reduce the amount of remaining interest expense that must be carried by the Home & Office segment. That should improve the results for Home & Office. When we file our report with the Securities and Exchange Commission describing this transaction, we will provide pro forma information that shows the effect of these changes. I urge you to read that information when it becomes available.

      If you look at fiscal 2002 and fiscal 2001, the same story is essentially repeated. In fiscal 2002 and 2001, our retail segments contributed 32% and 27%, respectively, of our total sales, but each time the primary contributor to our positive results was the Home & Office segment.

      Based on this trend, we felt that strategically, selling the PET business was the right thing for us to do. I should add that products in the Retail and Retail - Gallons segments were sold in a different distribution pattern from our Home & Office products, and to a distinct customer base, so this sale will also help us to rationalize our distribution systems.

      Our challenge now is to continue to grow our Home & Office business and to improve our balance sheet. To that end, we intend to continue our strategy of making acquisitions of other Home & Office companies when we perceive the fit with our business to be advantageous. Our ultimate goal is to enhance the value of your stock.

                                               Sincerely yours,


                                               Timothy G. Fallon
                                               Chairman and CEO

                                    * * * * *

                               SEGMENT INFORMATION

      Here is the tabular segment information for each of the past three fiscal years that we reported in Note 5 to our financial statements included in our Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2003. The information relates to our core Home & Office segment, which we retained, and to the now-divested Retail and Retail - Gallons segments that are shaded gray below. Our financial statements did not contain information on the Retail - Gallons segment in fiscal 2001 because we did not treat this business as a distinct segment at that time. This information is qualified entirely by reference to, and should be read in conjunction with, our audited financial statements in our 2003 Form 10-K. Of course, we are not making any representation that our past results will be indicative of our future performance.

                       FISCAL YEAR ENDED OCTOBER 31, 2003

           (000's $)                         Home & Office        Retail        Retail-Gallons       Total
           ---------                         -------------        ------        --------------       -----
     Sales                                       $ 49,854        $ 22,382         $  3,959        $ 76,195
     Cost of Goods Sold                            20,800          17,153            3,290          41,243
                                                 --------        --------         --------        --------
     Gross Profit                                  29,054           5,229              669          34,952
     Operating Expenses                            22,016           5,821              457          28,294
                                                 --------        --------         --------        --------
     Operating Income (Loss)                        7,038            (592)             212           6,658
     Interest                                       4,110             257               46           4,413
     Other                                              2              40               --              42
                                                 --------        --------         --------        --------
     Income (Loss) Before Taxes                  $  2,926        $   (889)        $    166        $  2,203
                                                 ========        ========         ========        ========

     Assets

     Cash                                        $    772        $    398         $     --        $  1,170
     Other current assets                           8,475           4,985              489          13,949
     Goodwill and Other Intangible assets          74,147              --               --          74,147
     Other non current assets                      14,111           7,957               --          22,068
                                                 --------        --------         --------        --------
     Total Assets                                $ 97,505        $ 13,340         $    489        $111,334
                                                 ========        ========         ========        ========

     Liabilities

     Payables and accruals                       $  3,287        $  3,212         $    433        $  6,932
     Short term debt                                2,204             881               63           3,148
     Long term debt                                33,792          13,517              965          48,274
     Other non current liabilities                  2,656              --               --           2,656
                                                 --------        --------         --------        --------
     Total Liabilities                           $ 41,939        $ 17,610         $  1,461        $ 61,010
                                                 ========        ========         ========        ========

                       FISCAL YEAR ENDED OCTOBER 31, 2002

     (000's $)                                Home & Office      Retail         Retail-Gallons     Total
     ---------                                -------------      ------         --------------     -----
     Sales                                       $ 49,068        $ 21,197         $  1,455        $ 71,720
     Cost of Goods Sold                            19,059          15,465            1,059          35,583
                                                 --------        --------         --------        --------
     Gross Profit                                  30,009           5,732              396          36,137
     Operating Expenses                            20,720           6,004              300          27,024
                                                 --------        --------         --------        --------
     Operating Income                               9,289            (272)              96           9,113
     Interest                                       4,250             285               18           4,553
     Other                                            310             (11)              --             299
                                                 --------        --------         --------        --------
     Income (Loss) Before Taxes                  $  4,729        $   (546)        $     78        $  4,261
                                                 ========        ========         ========        ========

     Assets

     Cash                                        $    456        $    196         $     --        $    652
     Other current assets                           9,906           5,088              179          15,173
     Goodwill and Other Intangible assets          71,076              --               --          71,076
     Other non current assets                      14,373           8,060               --          22,433
                                                 --------        --------         --------        --------
     Total Assets                                $ 95,811        $ 13,344         $    179        $109,334
                                                 ========        ========         ========        ========

     Liabilities

     Payables and accruals                       $  4,420        $  2,652         $     98        $  7,170
     Short term debt                                4,150             688               44           4,882
     Long term debt                                39,559           6,562              419          46,540
     Other non current liabilities                  2,803              --               --           2,803
                                                 --------        --------         --------        --------
     Total Liabilities                           $ 50,932        $  9,902         $    561        $ 61,395
                                                 ========        ========         ========        ========

                       FISCAL YEAR ENDED OCTOBER 31, 2001

                                                                                  Retail-
          (000's $)                            Home & Office         Retail       Gallons          Total
          ---------                            -------------         ------       -------          -----
     Sales                                       $  47,551         $  17,307         $--        $  64,858
     Cost of Goods Sold                             18,059            11,744          --           29,803
                                                 ---------         ---------         ---        ---------
     Gross Profit                                   29,492             5,563          --           35,055
     Operating Expenses                             22,668             5,510          --           28,178
                                                 ---------         ---------         ---        ---------
     Operating Income (Loss)                         6,824                53          --            6,877
     Interest                                        4,131               903          --            5,034
     Other                                              (6)               --          --               (6)
                                                 ---------         ---------         ---        ---------
     Loss Before Taxes                           $   2,699         $    (850)        $--        $   1,849
                                                 =========         =========         ===        =========

     Assets

     Cash                                        $     626         $     473         $--        $   1,099
     Other current assets                            9,756             5,387          --           15,143
     Goodwill and Other Intangible assets           66,101                --          --           66,101
     Other non current assets                       16,496             7,292          --           23,788
                                                 ---------         ---------         ---        ---------
     Total Assets                                $  92,979         $  13,152         $--        $ 106,131
                                                 =========         =========         ===        =========

     Liabilities

     Payables and accruals                       $   4,437         $   4,002         $--        $   8,439
     Short term debt                                 3,026               534          --            3,560
     Long term debt                                 40,673             7,178          --           47,851
     Other non current liabilities                   2,443                --          --            2,443
                                                 ---------         ---------         ---        ---------
     Total Liabilities                           $  50,579         $  11,714         $--        $  62,293
                                                 =========         =========         ===        =========